June 17, 1999



Board of Directors
The Dixie Group, Inc.
1100 South Watkins Street
Chattanooga, TN  37404

Gentlemen:

You have requested our opinion concerning certain matters in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by The Dixie Group, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Company of up to 200,000 shares of the Company's Common Stock, $3.00 par value per share ("Common Stock") to certain employees under the Company's Core Leadership Team Stock Subscription Plan (the "Plan").

In connection with the following opinions, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Tennessee.

2. The adoption of the Plan, the reservation of up to 200,000 shares of the Company's Common Stock for issuance in accordance with the Plan, and the issuance of such shares of Common Stock to employees who are selected as participants in the Plan in accordance with its terms, have been duly authorized and approved by the Company's


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Board of Directors
The Dixie Group, Inc.
June 17, 1999
Page 2


     Board of Directors, approval by the Company's shareholders not being required under the rules of either the Securities and Exchange Commission or the Nasdaq National Market (on which the Company's Common Stock and Convertible Subordinated Debentures are listed).

3. The issuance of up to 200,000 shares of Common Stock which are the subject of the Registration Statement to employees who are selected as participants in the Plan, in accordance with the terms of the Plan, will result in such shares being duly authorized, legally and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Prospectus to be delivered to Plan participants pursuant to the Registration Statement.

                                         WITT, GAITHER & WHITAKER, P.C.

                                          /s/ Steven R. Barrett
                                         --------------------------------
                                         By:  Steven R. Barrett